Exhibit 10.1
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
SETTLEMENT AGREEMENT
     This Settlement Agreement (the “Agreement”) is made and entered into as of July 22, 2010 (the “Effective Date”), by and between Medicis Pharmaceutical Corporation, a Delaware corporation with offices located at 7720 North Dobson Road, Scottsdale, Arizona 85256, U.S.A. on behalf of itself and its Affiliates (collectively, “Medicis”), and Mylan Inc., a Pennsylvania corporation with offices located at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317; and Matrix Laboratories Ltd., a subsidiary of Mylan Inc. with a principal place of business at 1-1-15/1, Alexander Road, Secunderabad 500-003 India, on behalf of themselves and their Affiliates (both collectively referred to herein as “Mylan”). Medicis and Mylan may each be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Medicis has filed complaints against Mylan in actions captioned Medicis Pharmaceutical Corp. v. Mylan Inc. et al., Case No. 09-CV-33 (LPS) (D. Del.) and Medicis Pharmaceutical Corp. v. Mylan Inc. et al., Case No. 10-CV-524 (LPS) (D. Del.) (collectively, the “Litigation”), which are pending in the United States District Court for the District of Delaware (the “Court”);
     WHEREAS, contemporaneous with the execution of this Agreement, the Parties will execute a License Agreement (“License Agreement”) having the same effective date as the Effective Date of this Agreement;
     WHEREAS, the Parties expressly recognize that the License Agreement is an integral part of the consideration that the Parties are exchanging as part of this Agreement and that the Parties are relying on the representations made in and the rights granted by the License Agreement in entering into this Agreement and in executing the Consent Judgment and Injunction, and therefore, the License Agreement is not revocable except as expressly provided in the License Agreement itself; and
     WHEREAS, to avoid the expense of further litigation the Parties desire to settle the Litigation on the terms set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
     1. Definitions.
          1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.
          1.2 “ANDA” means an Abbreviated New Drug Application for minocycline hydrochloride extended release tablets and any supplements and amendments thereto, for which the reference listed drug (“RLD”) is a Solodyn Product as defined herein.
          1.3 “Business Day” means any day other than a Saturday, a Sunday or a day on which the state or federal courts located in the State of Delaware are authorized or obligated by law or executive order to be closed.
          1.4 “Generic Product” means ***.
          1.5 “Solodyn Products” means the Solodyn products listed in Exhibit A.
     2. Dismissal of Claims and Permanent Injunction. Within *** after execution of this Agreement and the License Agreement, Medicis shall file with the Court an unopposed motion for entry of Consent Judgment and Permanent Injunction, attached hereto as Exhibit B, asking the Court to dismiss the Litigation with prejudice and enter a Permanent Injunction against Mylan’s manufacture, use, offer to sell, sale, or importation into the United States of any Generic Products that are as of the Effective Date the subject of Mylan’s ANDA No. 90-911 and Mylan’s ANDA No. 20-1467 except to the extent Mylan is granted a license under the License Agreement, and from inducing others to infringe U.S. Patent No. 5,908,838 by inducing others to manufacture, use, offer to sell, sell, or import into the United States any Generic Products that are the subject of Mylan’s ANDA No. 90-911 and Mylan’s ANDA No. 20-1467 except to the extent Mylan is granted a license under the License Agreement.
     3. ***. ***, or (b) ***.
     4. Releases.
          4.1. Medicis Release of Mylan. ***.
          4.2. Mylan Release of Medicis. ***.
     5. Confidentiality. The Parties agree that no information concerning this Agreement or the License Agreement shall be made public by either Party without the prior written consent of the other. Notwithstanding the foregoing, Mylan shall have the right to announce the termination of the Litigation in a press release as set forth on Exhibit C to this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934 and The Drug Price Competition and Patent Term Restoration Act of 1984, as amended by The Medicare Prescription Drug, Improvement and Modernization Act of 2003; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.
     6. Due Authorization. The Parties represent and warrant that the individuals signing this Agreement on their behalf are duly authorized and fully competent to do so.
     7. Assignment, Predecessors, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties, their Affiliates, and their respective permitted successors and assigns.
     8. Construction. The Parties hereby mutually acknowledge and represent that they have been fully advised by their respective legal counsel of their rights and responsibilities under this Agreement, that they have read, know and understand completely the contents of this Agreement, and that they have voluntarily executed the same. The Parties further mutually acknowledge that they have had input into the drafting of this Agreement and that, accordingly, in any construction to be made of the Agreement, it shall not be construed for or against any party, but rather shall be given a fair and reasonable interpretation, based on the plain language of the Agreement and the expressed intent of the Parties.
     9. Entire Agreement. The Parties acknowledge that this Agreement sets forth the entire agreement and understanding of the Parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Medicis and Mylan and their respective permitted successors and assigns.
     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that telecopied or PDF copies of signatures will be sufficient, with original signature pages to be supplied and exchanged at a later date.
     11. Governing Law. ***.
     12. Waiver of Claims and Defenses. The Parties agree that this Agreement shall not be subject to any claim of fraud, duress, deceit, mistake of law or mistake of fact, and that it expresses the full, and complete settlement of the Parties.
[Remainder of this page intentionally blank]

     IN WITNESS WHEREOF, the Parties have fully executed and delivered this Settlement Agreement as of the day and year first written above.

MEDICIS PHARMACEUTICAL CORP.
By:
Name:
Title:

MYLAN INC.
By:
Name:
Title:

MATRIX LABORATORIES LTD.
By:
Name:
Title:

EXHIBIT A
Solodyn Products

PRODUCT	NDC
Solodyn 45mg	99207-0460-[All]
Solodyn 65mg	99207-0463-[All]
Solodyn 90mg	99207-0461-[All]
Solodyn 115mg	99207-464-[All]
Solodyn 135mg	99207-0462-[All]

EXHIBIT B
Consent Judgment and Permanent Injunction
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

MEDICIS PHARMACEUTICAL CORPORATION,	)	C.A. No. 09-033 (LPS) C.A. No. 10-524 (LPS) (Consolidated)
)
Plaintiff,	)
)
v.	)
)
MYLAN INC..; and	)
MATRIX LABORATORIES LTD.	)
)
Defendants.	)
)
)
)
)

CONSENT JUDGMENT AND
PERMANENT INJUNCTION AS TO MYLAN
          This matter is before the Court on the unopposed motion of Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Mylan Inc. and Matrix Laboratories Ltd. (collectively referred to herein as “Mylan”).
          WHEREAS, this Consent Judgment and Permanent Injunction as to Mylan concerns only Medicis’s claims against Mylan and Mylan’s counterclaims against Medicis in C.A. No. 09-435 (LPS) and C.A. No. 10-524 (LPS) (collectively referred to herein as the “Litigations”).
          WHEREAS, Medicis requests that this Consent Judgment and Permanent Injunction as to Mylan be entered in the above-captioned cases, and Mylan does not oppose Medicis’s request.

          WHEREAS, Medicis owns United States Patent No. 5,908,838 (“the ‘838 patent”) as set forth in the duly issued Ex Parte Reexamination Certificate on June 1, 2010, entitled “METHOD FOR TREATMENT OF ACNE.”
          WHEREAS, Mylan submitted Abbreviated New Drug Application No. 90-911 (“Mylan 45/90/135mg ANDA”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets in its 45 milligram (“mg”), 90 mg, and 135 mg strengths for the treatment of acne.
          WHEREAS, Mylan submitted Abbreviated New Drug Application No. 20-1467 (“Mylan 65/115mg ANDA”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets in its 65 mg and 115 mg strengths for the treatment of acne.
          WHEREAS, in the Litigations, Medicis alleged that Mylan infringed one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ‘838 patent under 35 U.S.C. § 271(e)(2) by virtue of Mylan’s submissions of the Mylan 45/90/135mg ANDA and the Mylan 65/115mg ANDA to the FDA.
          WHEREAS, in the Litigations, Medicis alleged that it would be irreparably harmed if Mylan is not enjoined from infringing or actively inducing or contributing to infringement of one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ‘838 patent.
          WHEREAS, in the Litigations, Medicis requested that this Court enter a permanent injunction enjoining Mylan from infringing the ‘838 patent.
          WHEREAS, Medicis and Mylan have reached an agreement to finally settle the Litigations as set forth in this Consent Judgment and Permanent Injunction as to Mylan and a

separate confidential Settlement Agreement (“Settlement Agreement”) and confidential License Agreement (“License Agreement”) which are contemporaneously and separately being executed.
          WHEREAS, final settlement of these Litigations will help Medicis and Mylan avoid the substantial uncertainty and risks involved with prolonged litigations.
          WHEREAS, final settlement of the Litigations will permit Medicis and Mylan to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible.
          WHEREAS, final settlement of the Litigations serves the public interest by saving judicial resources and avoiding the risks to each of Medicis and Mylan associated with infringement.
          WHEREAS, Medicis and Mylan each consent to personal jurisdiction in Delaware for purposes of enforcing the Settlement Agreement.

          IT IS HEREBY ORDERED, DECREED, and ADJUDGED as follows:
          1. The Court has jurisdiction over Medicis and Mylan and the subject matter of the Litigations.
          2. Mylan acknowledges Medicis’s ownership and standing to sue for infringement of the ‘838 patent.
          3. Mylan acknowledges that the ‘838 patent is valid and enforceable, as described more fully in the License Agreement.
          4. Mylan acknowledges that that the making, using, offering to sell, selling and/or importation of the products described in the Mylan 45/90/135 ANDA and the Mylan 65/115 ANDA infringes one or more claims of the ‘838 patent under 35 U.S.C. § 271 and that Medicis did not authorize the manufacture, use, sale, offer for sale, importation and distribution of the products described in the Mylan 45/90/135 ANDA and the Mylan 65/115 ANDA.
          5. As described more fully in the Settlement Agreement, Mylan and its Affiliates are permanently enjoined as of the date hereof from infringing the ‘838 patent by the manufacture, use, offer to sell, sale, importation, or distribution of any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of the Mylan 45/90/135 ANDA and the Mylan 65/115 ANDA that is not pursuant to a license granted by Medicis, and from inducing others to infringe the ‘838 patent by inducing others to manufacture, use, offer to sell, sale, import, or distribute any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of the Mylan 45/90/135 ANDA and the Mylan 65/115 ANDA that is not pursuant to a license granted by Medicis.

          6. Medicis acknowledges that Mylan maintains its Paragraph IV certification pursuant to 21 C.F.R. § 314.94(a)(12)(v) as provided in the License Agreement.
          7. All claims and counterclaims in these Litigations are hereby dismissed without prejudice.
          8. The parties are hereby ordered to comply with the terms of the Settlement Agreement.
          9. Except as provided in the Settlement Agreement, each side shall bear its own costs.
          10. This Court shall retain jurisdiction over Mylan and Medicis for the purpose of enforcing the terms of this Consent Judgment and Permanent Injunction and over any matters related to or arising from the interpretation or enforcement of the Settlement Agreement or any legal or equitable claim concerning the Settlement Agreement by any third party.
IT IS SO ORDERED, DECREED AND ADJUDGED this ___ day of July, 2010 by:

The Honorable Leonard P. Stark
United States Magistrate Judge

Agreed to:

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	YOUNG CONAWAY STARGATT & TAYLOR LLP

Jack B. Blumenfeld (#1014)	John W. Shaw (#3362)
Karen Jacobs Louden (#2881)	Karen E. Keller (#4489)
1201 North Market Street	The Brandywine Building
Wilmington, DE 19899-1347	1000 West Street, 17th Floor
(302) 658-9200	Wilmington, DE 19801
jblumenfeld@mnat.com	(302) 571-6600
klouden@mnat.com	jshaw@ycst.com kkeller@ycst.com

Attorneys for Medicis Pharmaceutical Corporation	Attorneys for Mylan Inc. and Matrix Laboratories Ltd.

OF COUNSEL:	OF COUNSEL:

Matthew D. Powers	Shannon M. Bloodworth
WEIL, GOTSHAL & MANGES LLP	PERKINS COIE LLP
201 Redwood Shores Parkway	607 Fourteenth Street N.W.
Redwood Shores, CA 94065	Washington, DC 20005
(650) 802-3000	(202) 628-6600

Elizabeth Stotland Weiswasser	Scott D. Eads
Jennifer H. Wu	PERKINS COIE LLP
Danielle Rosenthal	1120 N.W. Couch Street, 10th Floor
Caroline Simons	Portland, OR 97209
Josephine Young	(503) 727-2000
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000

EXHIBIT C
Press Release – Mylan

FOR IMMEDIATE RELEASE	CONTACTS: Michael Laffin (Media)
724.514.1968
Kris King (Investors)
724.514.1813
Mylan Launches the Generic Version of Solodyn®, 45 mg, 90 mg and 135 mg Tablets,
Announces Settlement Agreement with Medicis
PITTSBURGH–July xx, 2010–Mylan Inc. (Nasdaq: MYL) today announced that its subsidiary Matrix Laboratories Limited received final approval on July 20 from the U.S. Food and Drug Administration (FDA) for its Abbreviated New Drug Application (ANDA) for Minocycline Hydrochloride Extended Release Tablets 45 mg, 90 mg and 135 mg (Minocycline ER), the generic version of Solodyn® ER, a treatment for acne, sold by Medicis Pharmaceutical Corporation (Medicis). Mylan Pharmaceuticals Inc. commenced immediate shipment of the product after approval.
Mylan also announced that it reached settlement and license agreements with Medicis resolving patent litigation relating to Minocycline ER, the company has ceased additional distribution. Pursuant to the terms of the agreements, Medicis will release Mylan from any liability related to the prior sales of this product, and Mylan will have the right to market Minocycline ER in the U.S. beginning in November 2011 or earlier under certain circumstances. Additional terms of the agreement were not disclosed.
Minocycline ER had U.S. sales of approximately $496 million for the 12 months ending March 31, 2010, according to IMS Health. Currently, Mylan has 131 ANDAs pending FDA approval representing $92.1 billion in annual brand sales, according to IMS Health. Forty-one of these pending ANDAs are potential first-to-file opportunities, representing $21.4 billion in annual brand sales, for the 12 months ending Dec. 31, 2009, according to IMS Health.
Mylan Inc. ranks among the leading generic and specialty pharmaceutical companies in the world and provides products to customers in more than 140 countries and territories. The company maintains one of the industry’s broadest and highest quality product portfolios supported by a robust product pipeline; operates one of the world’s largest active pharmaceutical ingredient manufacturers; and runs a specialty business focused on respiratory, allergy and psychiatric therapies. For more information, please visit www.mylan.com.
This press release includes statements that constitute “forward-looking statements,” including with regard to the settlement and marketing of a product. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: any legal or regulatory challenges to the settlement; strategies by competitors or other third parties to delay or prevent product introductions; risks inherent in legal and regulatory processes; and the other risks detailed in the company’s periodic filings with the Securities and Exchange Commission. The company undertakes no obligation to update these statements for revisions or changes after the date of this release.
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